EXHIBIT 10.6


                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT is made as of this 13th day of April, 1998, by and between Uranium Power Corporation, a Colorado corporation (the "Purchaser") and Athabasca Uranium Syndicate, a syndicate formed in British Columbia, Canada (the "Seller").

     WHEREAS, the Seller is willing to sell, and the Purchaser is willing to purchase, all of the assets of the Seller on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. Purchase and Sale of the Assets. The Seller agrees to sell, assign, convey and transfer to the Purchaser, and the Purchaser agrees to purchase from the Seller, all of the assets of the Seller (collectively, the "Assets"), consisting primarily of a parcel of property in Northern Saskatchewan. The Seller's sale, conveyance, assignment and transfer of the Assets shall be free and clear of all liens, encumbrances, liabilities or obligations.

     2. Purchase Price. In full consideration for the purchase of the Assets, the Purchaser will issue to the owners of Seller an aggregate of 6,000,000 shares of Purchaser's Common Stock, or 300,000 shares per Syndicate Unit.

     3. Consent of Seller's Owners. All holders of Syndicate Units of the Seller will execute a Subscription Agreement and Investment Letter in the form provided by the Purchaser. The Subscription Agreement and Investment Letter will evidence the consent of each Unit holder to this Agreement.

     4. Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Colorado.





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     IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  their names to be hereunto subscribed, all as of the day and year first above written.

                                    "PURCHASER"

                                    URANIUM POWER CORPORATION


                                    By:   /s/Thornton J. Donaldson
                                         ---------------------------------------
                                         Thornton J. Donaldson, President

                                    "SELLER"

                                    ATHABASCA URANIUM SYNDICATE


                                    By:   /s/Thornton J. Donaldson
                                         ---------------------------------------
                                         Thornton J. Donaldson, Director


                                    By:   /s/William G. Timmins
                                         ---------------------------------------
                                         William G. Timmins, Director





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